RadMax Technologies Announces CFO Departure, Appoints New CFO

Spokane, Washington, September 28th, 2018 REGI U.S., Inc. (“REGI” or “RGUS” or “the Company”) RGUS (OTCMKTS) The Board of Directors, Regi U.S., Inc. and its wholly owned subsidiary, RadMax Technologies, Inc.(RadMax), announced today that Jeff White, Chief Financial Officer will depart the company effective September 30, 2018. It was also announced that Paul Chute, currently Chairman of the Board will have his responsibilities expanded to include the CFO role. Jeff’s departure is not related to any issues regarding the integrity of the company’s financial statements, accounting policies and practices. Jeff will in fact be stepping into the role of Chief Executive Officer at a Spokane based, technology focused business accelerator. The goal of this non-profit is to help companies in the Pacific Northwest create and sustain economic growth.

“While Jeff was only with RadMax for a short period he played a key role in guiding the company to where we are today. We appreciate his efforts and wish him well as he pursues his next opportunity,” said Michael Urso, Chief Executive Officer.

Paul Chute, is well qualified to take on the CFO role. As the former CEO / CFO of RadMax, his involvement will ensure a seamless transition and allow RadMax to remain focused and committed to executing our plan and delivering results for the remainder of 2018 and beyond. During his tenure at RadMax Chute was integrally involved in debt, equity, and M&A transactions while leading the company’s investor relations activities.

ON BEHALF OF THE BOARD OF DIRECTORS

Regi U.S., Inc.

Michael S. Urso, CEO

CONTACTS:

(509) 474-1040

info@radmaxtech.com

7520 N. Market St. STE # 10

Spokane, WA. 99217-7800

ABOUT REGI U.S., INC

RadMax Technologies, Inc., the wholly owned subsidiary of REGI U.S., Inc., is a research and product development company that is designing, developing and proving a family of smaller, lighter and more energy-efficient rotary engines, compressors, pumps and gas expanders for civilian, commercial and government applications. Our focus is on developing advanced devices that reduce carbon footprint, reduce device size, weight and parts counts, and increase fuel and manufacturing efficiencies. Based on our innovative and patented RadMax axial van-type technology, our devices are designed for high output to weight ratio and are easily scalable from small to very large. For more information, please visit radmaxtech.com

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